EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-46129, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-118325, 333-126191, 333-135949 and 333-143990) and Form S-3 (File Nos. 333-130196 and 333-142720) of Chesapeake Energy Corporation of our report dated February 29, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

February 29, 2008